Exhibit 99.1

Ovid Therapeutics Reports Second Quarter 2021 Financial Results

and Corporate Highlights

•	Company ends Q2 ’21 with cash and cash equivalents of $212.2 million
•	Recent appointments to Company leadership strongly position Ovid to advance current and future neuroscience programs
•	Ovid is actively pursuing business development opportunities to complement its neuroscience pipeline

NEW YORK, August 16, 2021 -- Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with neurological diseases, today reported financial results for the quarter ended June 30, 2021. The Company also provided an overview of recently announced leadership appointments that will guide and execute its strategy.

“The second quarter was extremely productive for Ovid. We appointed experts with deep neuroscience development and investment acumen to our board and advisory team. Coupled with our strong balance sheet and veteran leadership team, we are now poised to advance our current and future potential neuroscience programs,” said Jeremy M. Levin, D.Phil, MB BChir, Chairman and Chief Executive Officer of Ovid Therapeutics.

Business Highlights

•

Dr. Michael Poole, neuroscience innovator, joined the board of directors. Dr. Poole brings expertise from a 30-year career spanning neuroscience development and investment positions at Arch Ventures, Biomatics Capital, AstraZeneca, Pfizer, Wyeth and from serving in the Office of the President at The Bill and Melinda Gates Foundation, among others.

•

Executive appointments deepen management capability of senior team. Ovid initiated planning and elevation of several executives, who will assume expanded roles. During the second quarter of 2021, Jeffrey Rona was elevated from his role as acting chief business officer to become the chief business and financial officer. After the second quarter, Jason Tardio was promoted to chief operating officer from his prior position as chief commercial officer and Dr. Claude Nicaise was elevated to head of Research and Development.

•

Recognized life science thought leaders joined Ovid’s Scientific & Clinical Advisory Board. The Company appointed Joy Cavagnaro, Ph.D., and Bruce Sullenger, Ph.D., to its Scientific and Clinical Advisory Board, chaired by professor Robert Langer. Dr. Cavagnaro contributes extensive pre-clinical and regulatory acumen, and Dr. Sullenger provides deep translational research insight related to central nervous system conditions and disorders.

•

Operating expenses were $14.3 million in the second quarter of 2021 and non-GAAP Adjusted operating expenses (which excludes non-recurring expenses and non-cash expenses) were $10.0 million for the second quarter, which was within the Company’s guidance of $8.0 - $10.0 million for the quarter. Ovid expects operating expenses (less non-recurring expenses and non-cash expenses) to remain in the $8.0 - $10.0 million range for the remaining quarters of 2021.[1]

•

Two, pivotal Phase 3 clinical studies of soticlestat for Dravet syndrome and Lennox-Gastaut syndrome, operated and funded by Takeda, are expected to commence in 2021. If successful, Takeda estimates that soticlestat could receive approval in its fiscal year 2023.

Second Quarter 2021 Financial Results

•	Revenue was zero during the second quarter of 2021, as it was for the same period in 2020.
•

Research and development expenses were $7.7 million for the quarter ended June 30, 2021, as compared to $16.0 million for the same period in 2020. The decrease of $8.3 million was primarily due to the discontinuation of the clinical development of OV101 in Angelman syndrome and Fragile X syndrome. Additionally, Ovid is no longer responsible for research and development expenses related to soticlestat. Ovid terminated the previous agreement for soticlestat with Takeda and entered a new royalty, license and termination agreement for the candidate with Takeda. Going forward, Takeda will be responsible for all research and development expenses, and Ovid is entitled to milestone and royalty payments upon regulatory approval and commercialization of soticlestat.

•

General and administrative expenses were $6.6 million for the quarter ended June 30, 2021, as compared to $7.1 million the same period in 2020. The decrease of $0.5 million was primarily due to a decrease in legal and professional fees of $1.1 million, offset by an increase in payroll and payroll-related expenses of $0.7 million.

[1]

References in this press release to “Non-GAAP Adjusted Operating Expenses” mean our total operating expenses, as calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), adjusted for the effects of two non-recurring and one non-cash item: severance expenses, the wind-down of clinical development costs associated with OV101, and stock-based compensation, respectively. See “Non-GAAP Financial Measures” below. A reconciliation of Non-GAAP Adjusted Operating Expenses to Operating Expenses for all historical periods presented is included below under the heading “Reconciliation of Non-GAAP Adjusted Operating Expenses to Total Operating Expenses.” A quantitative reconciliation of projected Non-GAAP Adjusted Operating Expenses to Operating Expenses is not available without unreasonable effort primarily due to our inability to predict with reasonable certainty the amount of future stock-based compensation expense and non-recurring expenses.

•

Net loss was $15.8 million for the quarter ended June 30, 2021, resulting in basic and diluted net loss per share of $0.23. Net loss was $22.6 million for the quarter ended June 30, 2020, resulting in basic and diluted net loss per share attributed to common stockholders of $0.41.

Non-GAAP Financial Measures

This press release presents Non-GAAP Adjusted Operating Expenses on a historical and projected basis. For the periods presented, Non-GAAP Adjusted Operating Expenses exclude from Operating Expenses, as calculated and presented in accordance with GAAP, two non-recurring and one non-cash item: severance expenses, the wind-down of clinical development costs associated with OV101, and stock-based compensation, respectively. Non-GAAP Adjusted Operating Expenses is a financial measure that has not been prepared in accordance with GAAP. Accordingly, investors should consider Non-GAAP Adjusted Operating Expenses in addition to, but not as a substitute for, Operating Expenses that we calculate and present in accordance with GAAP. Among other things, our management uses Non-GAAP Adjusted Operating Expenses to [establish budgets and operational goals and to manage our business]. Other companies may define or use this measure in different ways. We believe that the presentation of Non-GAAP Adjusted Operating Expenses provides investors and management with helpful supplemental information relating to operating performance and trends. A table reconciling Non-GAAP Adjusted Operating Expenses to Operating Expenses for all historical periods presented is included below under the heading “Reconciliation of Non-GAAP Adjusted Operating Expenses to Operating Expenses.” A quantitative reconciliation of projected Non-GAAP Adjusted Operating Expenses to Operating Expenses is not available without unreasonable effort primarily due to our inability to predict with reasonable certainty the amount of future stock-based compensation expense and non-recurring expenses.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with neurological disorders. Ovid seeks to couple deep CNS experience with emerging advances in genetics and the pathways of the brain to build a leading, next-generation neuroscience pipeline. Ovid’s current pipeline programs include: OV329, a small molecule GABA aminotransferase inhibitor for seizures associated with Tuberous Sclerosis Complex and Infantile Spasms; OV882, a short hairpin RNA therapy approach for Angelman syndrome; OV815, a genetic therapy approach for KIF1A associated-neurological disorders; and other non-disclosed research targets. Additionally, Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Two phase 3 trials for soticlestat in Dravet syndrome and Lennox-Gastaut syndrome are expected to begin in mid-2021. For more information on Ovid, please visit www.ovidrx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding Ovid’s expectations regarding its operating expenses and broad strategic initiatives, Ovid’s pursuit of business development opportunities,

the development of Ovid’s product candidate pipeline, and the clinical development and potential regulatory approval of soticlestat, and potential milestone payments that may become due to Ovid. You can identify forward-looking statements because they contain words such as “will,” “appears,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, Ovid’s ability to identify strategic partners and uncertainties in the development and regulatory approval processes. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors.” Such risks may be amplified by the COVID-19 pandemic and its potential impact on Ovid’s business and the global economy. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Condensed Consolidated Statement of Operations

Selected Condensed Balance Sheet Data Unaudited

	June 30,	December 31,
	2021	2020

Cash, cash equivalents and short-term investments	$ 212,166,565	$ 72,033,930
Working capital[1]	204,582,751	52,780,426
Total Assets	217,999,299	75,925,518
Total stockholder's equity	206,709,513	43,631,656

[1]Working capital defined as current assets less current liabilities

Reconciliation of Non-GAAP Adjusted Operating Expenses to Operating Expenses

Unaudited

Quarter
Ended
June 30, 2021
Operating Expenses	$14,312,826

Non-Recurring and Non-Cash Items Included in
Stock Based Compensation	1,257,344
Severance Expense	1,305,214
Wind-down of OV101 Clinical Costs	1,702,913
Total Adjustments	4,265,471

Non-GAAP Operating Expenses	$10,047,355

Contacts

Investors and Media:

Meg Alexander
Ovid Therapeutics Inc.
Investor Relations & Public Relations

917-943-6681
malexander@ovidrx.com

OR

Investors:
Argot Partners
Dawn Schottlandt
212-600-1902
ovid@argotpartners.com

Media:
Dan Budwick
1AB
dan@1abmedia.com